CONSENT AGREEMENT

        THIS CONSENT AGREEMENT (this “Consent”), dated as of June 25, 2007, is made with respect to that certain THIRD AMENDED AND RESTATED INTERCREDITOR AND LIEN SUBORDINATION AGREEMENT (the “Intercreditor Agreement”) dated as of May 21, 2007, by and between:

LASALLE BANK NATIONAL ASSOCIATION, as Revolving Loan Agent and Senior Term Loan Agent (the “Senior Agents”) respectively for the Revolving Loan Creditors and the Senior Term Loan Creditors (collectively, the “Senior Creditors”) pursuant to the Senior Documents, and

PWJ LENDING LLC, as Subordinating Reimbursement Creditor and Subordinating Term Loan Agent, for the Subordinating Term Loan Creditors (collectively, the “Subordinating Creditors”) party to the Subordinated Documents,

And is acknowledged and assented to by

WHITEHALL JEWELLERS, INC., a Delaware corporation (the “Borrower”),

in consideration of the mutual covenants contained herein and benefits to be derived herefrom. (Capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Intrercreditor Agreement).

BACKGROUND:

           The Senior Agents, the Subordinating Reimbursement Creditor, and the Subordinating Term Loan Agent entered into the Intercreditor Agreement. The Subordinating Term Loan Agent has advised the Senior Agents and the Subordinating Reimbursement Creditor that the Subordinating Term Loan Creditors desire to advance to the Borrower, in one or more advances, up to an additional $7,500,000.00 in the aggregate pursuant to the Subordinated Credit Agreement, in each case as an increase to the Subordinated Term Loans (collectively, the “$7.5MM Increase”). Each of the amendments to the Subordinated Credit Agreement (the “Subordinated Amendments”) necessary to implement the $7.5MM Increase, and the $7.5MM Increase, are prohibited by the terms and conditions of the Intercreditor Agreement. However, the Senior Agents, on behalf of the Senior Creditors, have agreed to consent to the Subordinated Amendments and the $7.5MM Increase upon the terms and conditions set forth in this Consent. Accordingly, it is hereby agreed, as follows:

           1.   The Senior Agents, on their behalf and on behalf of the Senior Creditors, hereby consent to the Subordinated Amendments and the $7.5MM Increase. The Subordinating Reimbursement Creditor and the Subordinating Term Loan Agent, on its behalf and on behalf of the Subordinating Creditors, acknowledges and agrees that (i) the foregoing consent is a onetime consent, and shall not be deemed to constitute a consent with respect to any further action which is, or could be, contrary to the terms and conditions of the Intercreditor Agreement, and (ii) each and all of the advances made to the Borrower as part of the $7.5MM Increase shall constitute Subordinated Debt under, and shall be subject to all terms and conditions of, the Intercreditor Agreement.

           2.   The effectiveness of the foregoing Consent is expressly conditioned upon satisfaction of each and all of the following:

(a)   Approval by the Senior Agents of the final, to-be-executed form of all documents, instruments, and agreements evidencing the $7.5MM Increase, including any promissory notes to be made by the Borrower payable to the Subordinating Creditors;

(b)   Determination by the Senior Agents to their reasonable satisfaction that no Default or Event of Default shall have occurred and be continuing under the Senior Documents, or would occur after giving effect to this Consent.

(c)   Receipt by the Senior Agents of reimbursement from the Borrower for all reasonable costs, expenses, and legal fees incurred by the Senior Agents in connection with the negotiation and preparation of this Consent and all documents, instruments, and agreements incidental hereto. The Revolving Loan Agent is hereby authorized to make an advance under the Senior Documents to pay the foregoing amounts.

           3.   In order to induce the Senior Agents on behalf of the Senior Creditors to enter into this Consent, by executing this Consent where indicated below, the Borrower hereby represents and warrants to the Senior Agents that no Event of Default, or event which solely with the passage of time or notice would constitute an Event of Default, has occurred and is continuing.

           4.   Except as provided herein, all terms and conditions of the Intercreditor Agreement shall remain in full force and effect. Each of the parties to this Consent hereby ratifies, confirms, and re-affirms all terms and provisions of the Intercreditor Agreement.

           5.   This Consent may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one agreement. This Consent expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

[Signature Page Follows]

           IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

LASALLE BANK NATIONAL ASSOCIATION,
as Revolving Loan Agent and Senior Term Loan
Agent

By:	/s/ Jeff Ryan

Name:	Jeff Ryan

Title:	VP

PWJ LENDING LLC, as Subordinating
Reimbursement Creditor
By: Prentice Capital Management, LP, its Manager

By:	/s/ Mathew Hoffman

Name:	Mathew Hoffman

Title:	General Counsel

PWJ LENDING LLC, as Subordinating Term Loan
Agent
By: Prentice Capital Management, LP, its Manager

By:	/s/ Mathew Hoffman

Name:	Mathew Hoffman

Title:	General Counsel

Acknowledged and Assented to:
WHITEHALL JEWELLERS, INC.

By:	/s/ Edward Dayoob

Name:	Edward Dayoob

Title:	President and CEO